UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2005

PROXIM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30993	52-2198231
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 Stewart Drive

Sunnyvale, California 94085

(Address of principal executive offices, including zip code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

                Employment Agreement with Gordana Pance

On January 21, 2005, Proxim Corporation (the “Company”) entered into an Employment Agreement with Gordana Pance, effective January 20, 2005 (the “Pance Agreement”) which Agreement superseded the Company’ prior employment agreement with Ms. Pance, dated as of February 23, 2000.  The Pance Agreement is filed as an exhibit to this Current Report on Form 8-K.

Under the terms of the Pance Agreement, Ms. Pance has agreed to serve as the Company’s Senior Vice President of Engineering and Product Management.  In connection with such service, Ms. Pance receives an annual base salary of $250,000, subject to annual increases at the discretion of the Board of Directors, and an annual bonus with a target amount for achieving certain objectives of not less than 60% of her base salary.  The Company may terminate Ms. Pance’s employment at any time and Ms. Pance may terminate her employment upon 30 days’ prior written notice. In the event her employment is terminated by the Company without cause or she terminates her employment for good reason, she is entitled to receive the following benefits, reduced by the present value of any other cash severance benefits payable to Ms. Pance under any other plans or programs of the Company:

•         Earned but unpaid base salary and target bonus, pro rated through the date of termination;

•         Reimbursement for certain business expenses properly incurred;

•         Any employee benefits to which he is entitled under the Company’s benefit plans;

•         Continued payment of base salary for the lesser of 12 months or the number of months he had been employed by the Company (the “Severance Period”);

•         Her annual bonus target amount, pro rated based on the number of months in the Severance Period in the event she has been employed less than one year;

•         Acceleration of all unvested options that would have vested during the Severance Period; and

•         Continued coverage under the Company’s medical insurance plans during the Severance Period at the same cost to him as was provided to him immediately prior to the date of termination.

In the event the Company terminates Ms. Pance’s employment without cause or she terminates her employment for good reason upon or within 13 months following a change of control (as defined in the employment agreement), Ms. Pance’s severance benefits as described above shall be modified as follows:

•         The base salary and target bonus amounts described above shall be paid as a lump sum within 10 business days following termination;

•         The term “Severance Period” shall mean 12 months; and

•         All outstanding and unvested options shall vest and remain exercisable during the

 Severance Period.

Ms. Pance has agreed not to disclose any confidential information pertaining to the Company’s business and has agreed not to compete with the Company during her employment and for one year following termination of her employment.

In connection with Ms. Pance’s appointment as Senior Vice President of Engineering and Product Management, the Company also has agreed to grant to Ms. Pance, 50,000 options to purchase Company common stock and 50,000 Restricted Stock Units (“RSUs”) pursuant to the Company’s existing stock incentive plans.  These option and RSU grants shall be made by the Company following approval of the grants by the Company’s Compensation Committee and shall be made consistent with vesting and other terms to be determined by the Compensation Committee.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.

Exhibit No.	Description

10.37(1)*	Employment Agreement, dated as of February 23, 2000 between the Company and Gordana Pance.
10.81*	Employment Agreement between the Company and Gordana Pance, effective January 20, 2005.

(1) Incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the fiscal period ended December 31, 2001, filed with the Securities and Exchange Commission February 25, 2002.

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION

By:	/s/ Michael D. Angel
Michael D. Angel
Executive Vice President and Chief Financial Officer

Date:  January 27, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.37(1)*	Employment Agreement, dated as of February 23, 2000 between the Registrant and Gordana Pance.
10.81*	Employment Agreement between Proxim Corporation and Gordana Pance, effective January 20, 2005.

(1) Incorporated by reference to Exhibit 10.37 to the Company’s Annual Report on Form 10-K for the fiscal period ended December 31, 2001, filed with the Securities and Exchange Commission February 25, 2002.

* Management contract or compensatory plan or arrangement.